ALVIN L. DAHL & ASSOCIATES, PC
                          Certified Public Accountants
                      11615 Forrest Central Drive, Ste 301
                                Dallas, TX 75243
                                  214-340-5885
                                214-340-2410 fax


                        CONSENT OF INDEPENDENT AUDITORS

     We  consent  to  the  incorporation  in  this  S-4  filing  of  Interactive
Technologies Corporation of our report dated April 26, 1996 on Airtech International Corporation.

     We also consent to the addition of the financial statements covered by our repor t dated April 26, 1996 incorporated herein.



/s/Alvin L. Dahl & Associates, P.C.
-----------------------------------
ALVIN L. DAHL & Associates, Inc, PC


Dallas, Texas
August 19, 1997





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